Exhibit 99.1

For release: August 8, 2019

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports Second Quarter 2019 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues for the quarter ended June 30, 2019 totaled $247,151,000 compared to $242,142,000 for the quarter ended June 30, 2018, an increase of 2.1%.

For the quarter ended June 30, 2019, reported GAAP net income attributable to NHC was $13,711,000 compared to $22,461,000 for the second quarter of 2018. Excluding the quarterly unrealized gains and losses in our marketable equity securities portfolio, net income attributable to NHC for the quarter ended June 30, 2019 increased 4.0% compared to the second quarter of 2018. Adjusted net income for the quarter ended June 30, 2019 was $12,895,000 compared to $14,259,000 for the second quarter of 2018(1). For the quarter ended June 30, 2019, the reported GAAP diluted earnings per share was $0.89 and the adjusted diluted earnings per share was $0.84(1).

(1)	See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,510 beds. NHC affiliates also operate 26 assisted living communities, five independent living communities, one behavioral health hospital, and 36 homecare programs. NHC’s other services include Alzheimer’s and memory care units, hospice services, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Net patient revenues	$235,264	$230,654	$471,375	$462,346
Other revenues	11,887	11,488	24,061	22,757
Net operating revenues	247,151	242,142	495,436	485,103

Costs and expenses:
Salaries, wages and benefits	147,878	145,466	289,266	285,561
Other operating	67,598	62,589	137,030	127,761
Facility rent	10,197	10,272	20,435	20,501
Depreciation and amortization	10,335	10,397	20,852	20,739
Interest	954	1,253	1,880	2,493
Total costs and expenses	236,962	229,977	469,463	457,055

Income from operations	10,189	12,165	25,973	28,048

Non-operating income	8,272	5,654	14,273	2,589
Unrealized gains/(losses) on marketable equity securities	(54)	12,448	6,784	(3,069)

Income before income taxes	18,407	30,267	47,030	27,568
Income tax provision	(4,725)	(7,892)	(12,117)	(8,092)
Net income	13,682	22,375	34,913	19,476

Net loss attributable to noncontrolling interest	29	86	67	194

Net income attributable to National HealthCare Corporation	$13,711	$22,461	$34,980	$19,670

Net income per common share
Basic	$0.90	$1.48	$2.29	$1.29
Diluted	$0.89	$1.47	$2.28	$1.29

Weighted average common shares outstanding
Basic	15,269,637	15,221,262	15,262,950	15,218,962
Diluted	15,352,702	15,228,305	15,338,520	15,224,958

Dividends declared per common share	$0.52	$0.50	$1.02	$0.98

Balance Sheet Data
(in thousands)	June 30	Dec. 31
	2019	2018
	(unaudited)

Cash, cash equivalents and marketable equity securities	$176,753	$183,470
Restricted cash, cash equivalents and marketable debt securities	191,731	184,266
Current assets	321,577	322,009
Property and equipment, net	544,586	534,650
Total assets	1,314,615	1,080,948
Current liabilities	171,687	157,924
Long-term debt	55,000	55,000
NHC stockholders' equity	759,152	733,278

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Selected Operating Statistics
	Three Months Ended			Six Months Ended
	June 30			June 30
	2019	2018	(1)	2019	2018	(1)
	(unaudited)			(unaudited)
Skilled Nursing Per Diems:
Medicare	$457.03	$462.67		$459.30	$462.09
Managed Care	389.81	398.65		392.65	400.21
Medicaid	196.57	188.87		196.23	189.37
Private Pay and Other	245.53	237.06		245.65	237.96

Average Skilled Nursing Per Diem	$269.44	$268.60		$270.91	$270.99

Skilled Nursing Patient Days:
Medicare	109,140	118,657		221,994	244,784
Managed Care	62,866	59,172		125,293	119,298
Medicaid	326,234	315,259		644,520	619,763
Private Pay and Other	178,453	177,169		353,809	351,611

Total Skilled Nursing Patient Days	676,693	670,257		1,345,616	1,335,456

(1) A skilled nursing facility in Madisonville, Kentucky was sold in the fourth quarter of 2018.  The per diems and patient days for this facility have been excluded in the 2018 column for comparative purposes.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts; unaudited):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018

Net income attributable to National Healthcare Corporation
Non-GAAP adjustments	$13,711	$22,461	$34,980	$19,670
Unrealized (gains)/losses on marketable equity securities	54	(12,448)	(6,784)	3,069
Gain on acquisition of equity method investment	(1,975)	-	(1,975)	-
Operating results for newly opened facilities not at full capacity (2)	137	500	731	1,056
Stock-based compensation expense	684	749	1,108	1,177
Legal costs and charges related to Caris' legal investigation	-	136	-	8,364
Provision of income taxes on non-GAAP adjustments	284	2,861	1,785	(2,714)
Non-GAAP Net income	$12,895	$14,259	$29,845	$30,622

GAAP diluted earnings per share	$0.89	$1.47	$2.28	$1.29
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	-	(0.61)	(0.34)	0.15
Gain on acquisition of equity method investment	(0.09)	-	(0.09)	-
Operating results for newly opened facilities not at full capacity (2)	0.01	0.02	0.04	0.05
Stock-based compensation expense	0.03	0.04	0.05	0.06
Legal costs and charges related to Caris' legal investigation	-	0.01	-	0.46
Non-GAAP diluted earnings per share	$0.84	$0.93	$1.94	$2.01

(2) The newly opened facilities for the 2019 period presented consist of facilities opened from 2017 through 2019 (one skilled nursing facility, two assisted living facilities, and one memory care facility).  The newly opened facilities for the 2018 period presented consist of facilities opened from 2016 through 2018 (two skilled nursing facilities and three assisted living facilities).

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